Exhibit 99.2

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Financial Corporation Announces $900 Million Common Stock Offering,

Results of Comprehensive Capital Analysis and Review

BIRMINGHAM, Ala. (March 13, 2012) – Regions Financial (NYSE:RF) today announced that it has commenced an underwritten public offering of approximately $900 million of its common stock (the “Offering”) as part of its plan to repurchase the $3.5 billion of Series A Preferred Stock issued to the U.S. Treasury Department under the Troubled Asset Relief Program’s (TARP) Capital Purchase Program (CPP). This action is included in Regions’ capital plan, which was submitted to the Federal Reserve on January 9, 2012. The Federal Reserve has completed its review of the plan under the Comprehensive Capital Analysis and Review (“CCAR”) and informed Regions that it had no objections to the capital actions set forth in the plan.

“We are pleased with the outcome of the capital plan review and believe it demonstrates the strength of our company. Our capital position will be strengthened even further with these actions, which will enable us to continue growing profitable customer relationships,” said Grayson Hall, Regions’ president and chief executive officer. “We appreciate the U.S. Treasury’s investment in Regions during the financial crisis and are proud that these steps will result in the full return of the taxpayers’ $3.5 billion preferred investment as well as the previous payment of $593 million in dividends.”

The repurchase of the Series A Preferred Stock will be contingent on approval by the Federal Reserve and Treasury Department and is expected to follow the closing of the sale of Morgan Keegan & Co. Inc. and related affiliates, which is anticipated in early April. Regions intends to use the proceeds from the Offering and the sale of Morgan Keegan along with other available funds to repurchase the Series A Preferred Stock.

Goldman, Sachs & Co. is serving as Global Coordinator and joint book-running manager of the Offering, J.P. Morgan Securities LLC, is serving as Capital Advisor related to our CCAR plan and joint book-running manager of the Offering, and Barclays Capital Inc. and Deutsche Bank Securities Inc. are serving as joint book-running managers of the Offering. Morgan Keegan is serving as lead manager.

Following completion of the Offering (assuming (i) net proceeds of $875 million, (ii) consummation of our transaction to sell Morgan Keegan & Co. Inc. and related affiliates and (iii) repurchase of our Series A Preferred Stock,), we expect that our pro forma Tier 1 capital and Tier 1 common risk-based (non-GAAP) ratios would be approximately 10.55% and 9.51%, based on the December 31, 2011, ratios of 13.28% and 8.51%, respectively. (See “GAAP to non-GAAP reconciliation” below.)

The Federal Reserve also issued its estimates of revenues and losses under its supervisory stress scenario, as well as pro forma, post-stress capital ratios for each of the 19 bank holding companies that participated in CCAR in 2011. Regions exceeded the minimum required capital level over the entire the review period. The projections released by the Federal Reserve in connection with the CCAR are based on a hypothetical, severely

Regions Financial Corporation Post Office Box 11007 Birmingham, Alabama 35288

adverse macroeconomic and financial market scenario developed by the Federal Reserve, featuring a deep recession in the United States, significant declines in asset prices and increases in risk premia, and a slowdown in global economic activity, including a peak unemployment rate of 13%, a 50% drop in equity prices, and a 21% decline in housing prices. The supervisory stress scenario is not the Federal Reserve’s forecast for the economy, but was designed to represent an unlikely outcome that may occur if the U.S economy were to experience a deep recession at the same time that economic activity in other major economies contracted significantly. The projections should not be interpreted as expected or likely outcomes for Regions, but rather as possible results under hypothetical, highly adverse conditions. The projections incorporate a number of conservative modeling assumptions, which differ from assumptions Regions uses in its capital planning.

The Federal Reserve also calculated stressed capital ratios for the review period excluding proposed capital actions. Because of the nature and timing of the capital actions Regions is taking, the Federal Reserve’s estimate of the company’s minimum Tier 1 Common ratio assuming no capital actions has no bearing on the company’s strength. Unlike a dividend raise or share repurchase that may continue during the nine-quarter review period, the capital actions Regions has proposed are currently being executed and we expect will be completed in a matter of weeks. As a result, the most relevant minimum stressed ratio for Regions during the period ending in the fourth quarter of 2013 is the ratio that includes all proposed capital actions, which is in the top quartile of the 19 banks in the CCAR review. However, even absent the current capital actions, Regions’ results still exceed the minimum required capital levels throughout the review period.

Regions has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission related to the Offering. Before you invest, you should read the prospectus and prospectus supplement in the registration statement and other documents Regions has filed with the SEC for more complete information about the company and the Offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the prospectus and prospectus supplement may be obtained upon request by contacting:

•	Regions Investor Relations, 205-581-7890;

•	Goldman, Sachs & Co., at 200 West Street, New York, NY 10282, toll free (866) 471-2526, Attention: Registration Department;

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204;

•	Barclays Capital Inc., at 745 Seventh Avenue, New York, NY 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration; and

•	Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, facsimile (212) 797-9344, Attention: Equity Capital Markets Syndicate Desk.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell, any securities. The solicitation of offers to purchase our common shares will be made only pursuant to the company’s prospectus, dated February 24, 2010, as supplemented by its prospectus supplement dated March 13, 2012, and related documents that the company has filed or will file with the SEC.

About Regions Financial Corporation

Regions Financial Corporation, with $127 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, trust, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,700 banking offices and more than 2,000 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from over 90 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law on July 21, 2010, and a number of legislative and regulatory proposals remain pending. Additionally, the Treasury Department and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity in the banking system. Proposed rules, including those that are related to the various regulatory capital and liquidity proposals and standards, referred to as “Basel III” adopted by the Basel Committee on Banking Supervision, could require banking institutions to increase levels of capital and to satisfy liquidity requirements. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be fully determined at this time.

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Regions’ ability to mitigate the impact of the Dodd-Frank Act on debit interchange fees through revenue enhancements and other revenue measures, which will depend on various factors, including the acceptance by customers of modified fee structures for Regions’ products and services.

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The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock issued under TARP, including restrictions on Regions’ ability to attract and retain talented executives and associates.

•	Regions’ ability to complete the contemplated repurchase of our Series A Preferred Stock issued to the Treasury Department under the CPP.

•	Regions’ ability to complete the contemplated repurchase of our Series A Preferred Stock issued to the U.S. Treasury under the CPP.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

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Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

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Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, may have an adverse effect on our business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, reputational risk and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative, or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect our ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters.

•	Possible downgrades in ratings issued by rating agencies.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	With regard to the sale of Morgan Keegan (“Morgan Keegan Sale”):

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the possibility that regulatory and other approvals and conditions to the transaction are not received on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; changes in the anticipated timing for closing the transaction; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; reputational risks; any downward purchase price adjustment; potential post-closing indemnification expenses; and the reaction of customers and counterparties to the transaction; and

•	the effect that a delay in the consummation of the Morgan Keegan Sale or our inability to consummate the Morgan Keegan Sale will have on our ability to repurchase the Series A Preferred Stock.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

The words “believe,” “expect,” “anticipate,” “project” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

GAAP to non-GAAP reconciliation

The following table provides a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to Tier 1 common equity (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with CCAR, these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or codified in the federal banking regulations, this measure is considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculation. Since analysts and banking regulators may assess Regions’ capital adequacy using Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common risk-based ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of December 31, 2011
($ amounts in millions)		Actual	Common Stock Offering		As Adjusted		Other Capital Activities		As Further Adjusted on a Pro Forma Basis
		(Unaudited)
Stockholders’ equity (GAAP)		16,499	875	(1)	17,374		(3,457	)(2)(3)	13,917
Accumulated other comprehensive loss		69	—		69		—		69
Non-qualifying goodwill and intangibles		(4,900)	—		(4,900)		—		(4,900)
Disallowed deferred tax assets		(432)	—		(432)		(6	)(4)	(438)
Disallowed servicing assets		(35)	—		(35)		—		(35)
Qualifying non-controlling interests		92	—		92		—		92
Qualifying trust preferred securities		846	—		846		—		846

Tier 1 capital (regulatory)		12,139	875		13,014		(3,463)		9,551
Qualifying non-controlling interests		(92)	—		(92)		—		(92)
Qualifying trust preferred securities		(846)	—		(846)		—		(846)
Preferred stock		(3,419)	—		(3,419)		3,419	(2)	—

Tier 1 common equity (non-GAAP)	A	7,782	875		8,657		(44)		8,613
Risk-weighted assets (regulatory)	B	91,449	—		91,449		(920)		90,529
Tier 1 common risk- based (non-GAAP) ratio	A/B	8.51%			9.47	%(5)			9.51	%(5)

(1)	Assumes $875 million of net proceeds from this offering.
(2)	Repurchase of Series A Preferred Stock at par of $3.5 billion for Tier 1 capital purposes and at book value of $3.419 billion for Tier 1 common purposes.
(3)	After tax increase to retained earnings of $43 million, assuming the Morgan Keegan Sale was closed on December 31, 2011. The estimated after-tax gain assumes an election is made for income tax purposes by Raymond James and Regions, subsequent to the closing of the transaction. If the election is not made, the effect of the sale on retained earnings would be impacted.
(4)	Estimated net impact of the Morgan Keegan Sale on regulatory disallowance of deferred tax assets.

(5)	The 4 basis point difference in the Tier 1 common risk-based ratio is comprised of a decrease of 9 basis points related to the accretion of the unamortized discount related to the anticipated repurchase of our Series A Preferred Stock and an increase of 13 basis points related to the Morgan Keegan Sale.

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